UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  February 25, 2010

Game Trading Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10957 McCormick Road, Hunt Valley, Maryland		21031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 316-9900

Copies to:
Gregory Sichenzia, Esq.
Stephen A. Cohen, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

GAME TRADING TECHNOLOGIES, INC.

FEBRUARY 25, 2010

i

The Registrant hereby amends its Current Report on Form 8-K dated February 25, 2010, filed with the Securities and Exchange Commission on March 2, 2010 (the "Original Form 8-K"), as amended March 10, 2010 (the “Amended 8-K”), to (i) correct the exhibit index to indicate that the Registrant has requested confidential treatment on Exhibit 10.7 and (ii) refile Exhibit 10.7.  The Original Form 8-K is hereby restated as set forth below.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control.  Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report.  Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

●      adverse economic conditions,

●      inability to raise sufficient additional capital to operate our business,

●      unexpected costs, lower than expected sales and revenues, and operating defects,

●      adverse results of any legal proceedings,

●      the volatility of our operating results and financial condition,

●      inability to attract or retain qualified senior management personnel, and

●      other specific risks that may be referred to in this report.

All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements.  When used in this report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date of this report.  We undertake no obligation to update any forward-looking statements or other information contained herein.  Stockholders and potential investors should not place undue reliance on these forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.  We disclose important factors that could cause our actual results to differ materially from its expectations under “Risk Factors” and elsewhere in this report.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements, except as required by federal securities laws.  See “Risk Factors” for a more detailed discussion of uncertainties and risks that may have an impact on our future results.

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2010, we completed a “reverse acquisition” transaction, in which we entered into a securities exchange agreement (the “Exchange Agreement”) with Gamers Factory, Inc., a Maryland corporation (“Gamers” or the “Company”) and for certain limited purposes, its stockholders.  Pursuant to the Exchange Agreement, the shareholders of Gamers transferred all of the issued and outstanding shares of common stock of Gamers to us in exchange for 7,090,000 newly issued shares of our common stock (the “Transaction”).   At the time of the Transaction, our corporate name was City Language Exchange, Inc.  Following the merger, we changed our name to Game Trading Technologies, Inc. (the “GTT”) and our trading symbol to “GMTD.OB.”   As a result of the Transaction, Gamers became our wholly-owned subsidiary, with Gamers’ former shareholders acquiring a majority of the outstanding shares of our common stock.   In connection with the Transaction, we completed the closing of a private placement for aggregate gross proceeds of $3,900,000 in units, each unit consisting of one share of our series A convertible preferred stock and a warrant to purchase one share of our common stock to accredited and institutional investors pursuant to the terms of a Securities Purchase Agreement, dated as of February 25, 2010.

Exchange Agreement

Pursuant to the Exchange Agreement, at closing, we issued an aggregate of 7,090,000 shares of our common stock to the former shareholders of Gamers, representing 69.24% of our outstanding common stock following the Transaction and private placement (inclusive of 1,950,000 shares of common stock underlying the series A convertible preferred stock sold in the private placement), in exchange for 100% of the issued and outstanding shares of Gamers common stock.  The consideration issued in the Transaction was determined as a result of arm’s-length negotiations between the parties.

The shares of our common stock issued to former holders of Gamers common stock in connection with the Transaction, and the series A convertible preferred stock and warrants to purchase common stock issued in the private placement, were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  Certificates representing these securities contain a legend stating the same.

In connection with the Transaction, we repurchased 34,745,070 shares of our common stock owned by GTT’s former controlling shareholder for aggregate consideration of $100 and then cancelled those shares at the closing of the Transaction.  Giving effect to the cancellation of these shares, there were 1,200,000 shares of our common stock outstanding before giving effect to the stock issuances in the Transaction and private placement.  The 1,200,000 shares constitute our “public float” prior to the Transaction.

Changes Resulting from the Transaction

We intend to carry on Gamers’ business as our sole line of business.  Gamers is headquartered in Hunt Valley, Maryland (approximately 15 miles north of Baltimore), and is focused on developing an array of unique services supported by innovative technologies to buy, repair, sell and trade pre-owned video games, consoles and accessories primarily with national retail partners.  We have relocated our principal executive offices to those of Gamers at 10957 McCormick Road, Hunt Valley, Maryland.  Our telephone number is (410) 316-9900, our fax number is (410) 316-9901 and our website is located at www.gamersfactory.com.  The contents of Gamers’ website are not part of this report and should not be relied upon with respect thereto.

Pre-merger stockholders of our company will not be required to exchange their existing City Language Exchange stock certificates for certificates of Game Trading Technologies, since the OTC Bulletin Board will consider the existing stock certificates as constituting “good delivery” in securities transactions subsequent to the Transaction.

Expansion of Board of Directors; Management

In connection with the Transaction, we amended our by-laws to increase the size of our board of directors to five members.

Pursuant to the Exchange Agreement, at the closing of the Transaction, Todd Hays and Rodney Hillman, former directors of Gamers, were appointed to our board of directors. Pursuant to the Transaction, an additional three directors will be appointed in the near future.  In connection with the appointment of these directors, at the closing of the Transaction, Jonathan White, the sole director of City Language Exchange prior to the Transaction, resigned as a director.  At the closing of the Transaction, the board of directors appointed Mr. Hays as President and Chief Executive Officer, Mr. Hillman as Chief Operating Officer, and Thomas Hays as Vice President - National Sales, each of whom served in a similar position with Gamers.  We are actively seeking to hire a chief financial officer with public company experience within the next three months.  Mr. Hillman is currently serving as our principal financial officer.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Following the closing of the merger and private placement, the board approved the grant of stock options to purchase a total of 1,000,000 shares of our common stock.

Accounting Treatment; Change of Control

The Transaction is being accounted for as a “reverse acquisition,” since the shareholders of Gamers own a majority of the outstanding shares of our common stock immediately following the Transaction.  Gamers is deemed to be the acquirer in the Transaction and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Gamers and will be recorded at the historical cost basis of Gamers.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.  Further, as a result of the issuance of the 7,090,000 shares of our common stock in the Transaction, and cancellation of other shares, a change in control of our company occurred on the date of the consummation of the Transaction.  We will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) following the Transaction.

Private Placement

In connection with the Transaction, we completed the closing of a private placement of $3,900,000 in units (each a “Unit” and collectively, the “Units”), each Unit consisting of one share of our series A convertible preferred stock and a warrant to purchase one share of our common stock, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Securities Purchase Agreement, dated as of February 25, 2010.  Each share of series A convertible preferred stock has a stated value equal to $2.00 per share and is initially convertible at any time into shares of common stock at a conversion price equal to $2.00 per share or an aggregate of 1,950,000 shares of common stock, subject to adjustment under certain circumstances.  Each warrant entitles the holder to purchase one share of common stock (equivalent to 100% warrant coverage in respect of the shares underlying both the series A convertible preferred stock) at an exercise price of $2.50 per share through February 25, 2015.

At the closing, buyers that purchased preferred shares with a stated value of at least $150,000 received short-term warrants (each, a "Unit Purchase Option") to purchase, on the same terms as those units sold at the closing, additional Units of preferred shares and warrants equal to 50% of the units they purchased at the closing.  In the event that any holder of a Unit Purchase Option does not exercise some or all of such option on or before the 55th day following the closing, any unexercised portion of such Unit Purchase Option will be offered and may be purchased (no later than the 60th day following the closing) by each other holder of a Unit Purchase Option that elects to exercise its Unit Purchase Option in full.  The conversion shares underlying the preferred shares receivable upon exercise of a Unit Purchase Option and the warrant shares underlying the warrants receivable upon exercise of a Unit Purchase Option will receive the same registration rights as those securities underlying the investment units issued at closing.

We received gross proceeds from the private placement of $3,900,000.

Meyers Associates, L.P., a FINRA registered broker-dealer, was engaged as placement agent in connection with the private placement.  We paid the placement agent a cash fee in the amount of $80,500 and issued them warrants to purchase 25,000 shares of common stock at $2.50 per share.

In accordance with the terms of the private placement, certain shareholders of Gamers, including Todd Hays, our chief executive officer and Rodney Hillman, our chief operating officer (collectively, the “Management Shareholders”),  deposited an aggregate of 740,000 shares issuable to them from the Transaction into a performance milestone escrow account.  Based on our attaining one of several delineated levels of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, less certain non-cash charges) for the 12 months ending March 31, 2011 and 2012, the escrowed shares will be returned to the Management Shareholders, released pro rata to the investors in the private placement or transferred among the parties based on specified allocations.

After the closing of the Transaction and the private placement, we had 10,240,000 shares of common stock outstanding, inclusive of 1,950,000 shares of common stock underlying the series A convertible preferred stock sold in the private placement.  The Company also has 3,185,000 outstanding warrants to purchase shares of common stock, with a substantial majority of the warrants exercisable at $2.50 per share.

Lock-up Agreements

In connection with the private placement, former Gamers shareholders who now hold in the aggregate 7,090,000 shares of our common stock, entered into lock-up agreements with us. The lock-up agreements provide that their shares may not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred for a period ending on earlier to occur of (a) 12 months after the effective date the registration statement to be filed in connection with the private placement, as described below, or (b) 24 months after the closing of the private placement.  For the 18 months following the applicable initial lock-up period, each shareholder may sell its securities at a rate of 5.56% (or 1/18th) of their initial holdings per month, but only at a price of greater than $3.00 per share.  Furthermore, beginning on the 18-month anniversary of the closing, each shareholder may sell its shares of common stock, without regard to the number of such shares, at a price of greater than $4.00 per share if the trailing 30-day average daily trading volume for our common stock is greater than 100,000 shares.  The lock-up agreements terminate on the earlier of (i) date that is 42 months following the closing, or (ii) 120 days following the last date in which all of the all shares of series A convertible preferred stock held by our lead investor have been converted into shares of our common stock.

Registration Rights

In connection with the private placement, we agreed with investors in the private placement to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of 100% of the shares of common stock underlying the series A convertible preferred stock, and the warrants issued in connection with the private placement (including any securities purchased pursuant to the unit purchase option) within 120 days after the closing of the private placement. We are obligated to maintain the effectiveness of the registration statement from its effective date until all registrable shares covered by the registration statement have been sold, or may be sold without volume or manner of sale restrictions under Rule 144.  We also agreed to use our best efforts to have the registration statement declared effective by the SEC as soon as possible, but in any event within 240 days after the closing of the private placement (or 270 days if the registration statement receives a full review by the SEC).  In the event the registration statement is not filed with the SEC on or prior to the 120 th day after the closing of the private placement or the registration statement is not declared effective by the SEC on or prior to the 240 th day (or 270 th day, as applicable) after the closing of the private placement, each named selling stockholder will be entitled to receive registration default damages in the amount of 2% of the total purchase price of their securities per month, provided that the aggregate amount of damages may not exceed 12% of the purchase price.

Employment Agreements

           We entered into employment agreements with Todd Hays and Rodney Hillman effective at the closing of the Transaction and private placement.  The employment agreements require each of the executives to devote all of their time and attention during normal business hours to our business as our Chief Executive Officer and our Chief Operating Officer, respectively. The employment agreements provide that each executive will receive an annual salary of $175,000 and $125,000 per year, respectively. In addition, each executive is entitled to (a) receive a cash bonus in an amount determined by the compensation committee of the board of directors if we meet or exceed certain mutually agreed upon performance goals and (b) participate in our stock option plan.

The employment agreements provide for termination of an executive’s employment without any further obligation on our part upon the death or disability of the executive or for cause.  In the event that an executive’s employment is terminated without cause or for good reason, we are obligated to pay such executive his salary for the remainder of the term.  Termination for cause means termination as a result of (w) willful and material malfeasance, dishonesty or habitual drug or alcohol abuse by the executive related to or affecting the performance of his duties, (x) continuing and intentional breach, non-performance or non-observance of any of the terms or provisions of the employment agreement, but only after the failure of the executive to cure the breach within ten days of receipt of notice from us, (y) conduct which the board determines could reasonably be expected to have a material adverse effect on us, but only after the failure of the executive to cease such conduct within ten days of receipt of notice from us, or (z) the executive's conviction of a felony, any crime involving moral turpitude related to or affecting the performance of the executive’s duties or any act of fraud, embezzlement, theft or willful breach of fiduciary duty against us.  Good reason means (i) material breach of our obligations under the employment agreement, (ii) any decrease in the executive's salary during the term of the executive’s employment (except for decreases that are in conjunction with decreases in executive salaries generally), or (iii) a reduction in their duties or authority inconsistent with the duties and authority of an executive officer. In the event Todd Hays is terminated without cause or not for good reason, the Company shall use its best efforts to remove Mr. Hays from any personal guarantees under financing arrangements on behalf of the Company or its subsidiaries and/or release any pledges made by Mr. Hays of his personal property in connection with financing arrangements on behalf of the Company or its subsidiaries, and, in the event the Company has not caused such guarantees to be removed or pledges to be released within six (6) months after the termination date, the Company shall repay and extinguish the subject financing arrangement.

    The employment agreements also contain covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination for cause or without good reason, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

Please see Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K for a description of these transactions and the material agreements entered into in connection therewith, which disclosure is incorporated herein by reference.

The foregoing information is a summary of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Exchange Agreement

On February 25, 2010, we entered into the Exchange Agreement with Gamers.  The Transaction closed on February 25, 2010, and Gamers is now our wholly-owned subsidiary.  All of our business operations will be conducted through Gamers.  Through the Transaction, the former shareholders of Gamers received an aggregate of 7,090,000 shares of our common stock.  Prior to the Transaction, there were no material relationships between us and Gamers or between Gamers and our respective affiliates, directors or officers, or any associates of our respective officers or directors.  Immediately following the Transaction, we changed our name to Game Trading Technologies, Inc. from City Language Exchange Incorporated.

On February 25, 2010, our board of directors determined that it was in the best interests of our company and our stockholders to discontinue the pre-merger business operations of City Language Exchange following the Transaction in favor of Gamers’ new business.

Election of Board of Directors; Appointment of Officers

Pursuant to the Exchange Agreement, at the closing of the Transaction, Todd Hays and Rodney Hillman, former directors of Gamers, were appointed to our board of directors. Pursuant to the Transaction, an additional three directors will be appointed in the near future. In connection with the appointment of these directors, at the closing of the Transaction, Jonathan White, the sole director of City Language Exchange prior to the Transaction, resigned as a director.  At the closing of the Transaction, the board of directors appointed Mr. Hays as President and Chief Executive Officer, Mr. Hillman as Chief Operating Officer, and Thomas Hays as Vice President - National Sales, each of whom served in a similar position with Gamers.  We are actively seeking to hire a chief financial officer with public company experience within the next three months.

Description of Business

References to “we,” “us” or “our” throughout this report refer to us and GTT together, unless the context indicates otherwise.

Overview of Game Trading Technologies

Founded in 2003 as “Gamers Factory, Inc.” and headquartered in Hunt Valley, MD, Game Trading Technologies, Inc. (“GTT” or the “Company”) is a leading video game trading services provider focused on valuation, procurement, refurbishment, and redistribution of pre-owned video games.

GTT currently offers unique services, supported by innovative technologies to an array of national firms, allowing them to better serve customers who want to trade their games for store credit or purchase pre-owned games.  The foundation of most of these relationships is GTT’s proprietary game trading database, which updates values on more than 10,000 video games and consoles on a daily basis according to market conditions.  Consumers who shop at GTT’s partner locations have the ability at any given time to trade in a single game or console, or an entire collection.  In exchange, they receive store credit in the form of a gift card that can be used to purchase anything the retailer sells.  The unique advantage that GTT offers in conjunction with the trade values is a guaranteed purchase of those items as a pass-through directly from the retailer.

GTT provides services to various partners based upon the goals of each participant in the pre-owned games market.  In some cases we provide turnkey trading services allowing retailers to acquire games from their customers and sell to us.  In other cases we provide only our data so that they can offer trading within their existing structure.  Some partners accept trades using our process and restrict those items only for sale back to their customers.  We also sell pre-owned games direct, primarily to our main customer, GameStop, and through other non-traditional channels.

Selling of pre-owned games not only provides a solid value to the consumer, but also results in environmental advantages as the extension of lives of these items leads to lower overall disposal volumes within landfills.

Many retailers are searching for ways to provide additional services to keep their loyal customers coming back to the stores.  Allowing customers to convert their unwanted video games and consoles into store credit or gift cards helps to achieve that goal.  GTT is maximizing this value proposition for consumers by developing a collection of partners as suppliers, customers, and recyclers or in some cases all three.

Our primary retail customer is GameStop and its affiliates, the world’s largest video game retailer with more than 6,100 stores in the United States and 17 other countries.  Other major relationships include Best Buy, Wal-Mart, Toys”R”Us, 7-Eleven, GameFly, Dealtree, Gazelle, NORAM, and COKeM International.

As the pre-owned video game industry matures, there is an inherent need to facilitate the structured movement of games, accessories and consoles from owners who no longer want these valuable items to buyers who are searching for high quality pre-owned products that are fairly priced.  GTT aims to facilitate this need in the market by creating the ultimate outlet for consumers to exchange these items.

Corporate Structure and Organizational History

As a result of the Transaction, below is the corporate structure of the Company and its operating subsidiary:

Video Game Industry

According to NPD Group, Inc., an independent market research firm, the video game industry experienced exceptional growth in 2007 with software sales up 34% over 2006. In 2008, the video game market continued its rally and experienced an increase in software and hardware sales of 27% and 11% year-over-year respectively, sparking the sentiment that the video game industry could in fact be recession proof. As can been seen in the chart below, US video game software sales increased every month Y/Y with the exception of minor declines in just two of the months, in the 2007 and 2008 time frame.

Source: The NPD Group

After an increase in sales in January and February 2009, the video game market’s growth came to an abrupt halt amidst the backdrop of the tough macroeconomic environment. As noted in the chart below, 2009 has been a difficult year for the industry in both software and hardware sales as only four months of the year (January, February, September, and December) showed year over year increases.  However, the year did end on a positive note as December marked the biggest sales month ever for the industry with a 4% increase over the record breaking December 2008. Console Hardware and Accessories were the two fastest-performing categories in December, up 20% and 19% Y/Y, respectively. Sales of game software were down 7% in December.

Source: The NPD Group

Pre-owned Video Game Industry and Growth Drivers

Despite a tough year for the video game industry, the pre-owned video game segment has continued to post stable growth.  Reflecting the weaker economy, consumers have increasingly been looking to trade-in pre-owned games for cash or credit and to seek good value by purchasing pre-owned games.  GameStop (GME), the world's largest retailer of video games (new and pre-owned) and a good proxy for the new and pre-owned video game industry’s performance as a whole, announced 9 months results as of October 2009 that showed a 3% decline in sales of new video game hardware, 1% decline in sales of new video game software, and 23% increase in sales of pre-owned video game products.

According to a research report issued by Needham & Company, LLC, dated October 21, 2009, the size of the pre-owned video game market in the United States and Europe during the period 2000 through 2009 is approximately 3.4 billion units of software.  According to the same report, this figure is estimated to rise to 3.9 billion units by the end of 2010.  Needham’s estimates are based on the following internal market data projections:

Cumulative Units Sold: 2000-2009E

	Hardware	Software
	(millions of units)	(millions of units)
Nintendo
Game Boy	18.8	120.8
Game Boy Advance	72.2	272.0
Super NES	-	2.9
N-64	5.4	61.4
Game Cube	18.9	157.0
DS and Dsi	74.9	438.0
Wii	46.5	282.5
Sony
PSOne	25.2	326.0
PS2	91.7	962.0
PS3	25.7	138.6
PSP	35.8	174.5
Microsoft
X-Box	22.9	227.5
X-Box 360	28.5	244.4
Other	4.8	30.0
Total units	471.3	3,437.6
Source: Needham & Co. estimates

GME booked $1.617 billion in the first 9 months ended October 31 of this year in pre-owned video game revenue.  Of that, Needham & Co estimates that at least 80% was software, and the rest hardware and peripherals.  If we assume an average price of about $18 per unit (as disclosed in GME's 2008 10K), this implies that the company sold about 72 million units of pre-owned video game software in the first nine months of 2009.  As the largest seller in the pre-owned video game market, we can see that GME’s 72 million unit sale is small fraction of the market estimated above.  What this indicates is that once the concept of trading is broadened to a wider consumer base, there will be additional supply in the market to support continued expansion of pre-owned both for GameStop and for other entrants to the market.

In a 2009 study published by Nielsen an interesting trend continues with respect to claimed purchases of pre-owned games.  The ratio of pre-owned games purchased to total games purchased increased during the first five months of 2009 (full year 2009 analysis is not yet published).  Additionally average hours played per week showed a dramatic increase over 2008 and those polled indicated that they had purchased one additional pre-owned game on average as compared to 2008.

Games Purchased – Pre-owned vs. Total

	Average Number of Games Purchased Used in Past 6 Months	Total Average Number of Games Purchased in Past 6 Months	Games Purchased Used Ratio
January 2009	3.01	10.35	0.29
February 2009	3.50	10.56	0.33
March 2009	3.58	10.64	0.34
April 2009	3.52	10.63	0.33
May 2009	3.51	9.75	0.36

Source: Nielsen Video Game Tracking Survey

Products and Services

Merchandise

Substantially all of our revenues are derived from the sale of video game products. Our product offerings consist of pre-owned video game products including game software, system consoles and accessories.  Our inventory generally consists of a constantly changing selection of more than 10,000 SKUs (stock-keeping units).  We rely upon our proprietary pricing engine to rapidly and continuously value all products coming into our facility either via consumer returns or trade-ins.  This enables us to correctly sell the product later, either online or to our numerous retail ready and bulk customers.  We refurbish games, hardware and accessories in our Maryland distribution facility.

Bulk Sales

GTT provides “as-is” games, accessories and hardware in bulk to our primary retail customer, GameStop.  The items are mainly consumer returns from major national retailers; however, GTT also provides a significant amount of trade-ins as long as these items fit within the valuation criteria for pre-owned products and they are approved for purchase by GameStop.

Game Trading Services

GTT has developed the following portfolio of service offerings focused on game trading, which permits retail partners to acquire needed supply from its customer base.  Consumers can easily dispose of their unwanted games and consoles, and receive value in the form of store credit from the participating retailer.

•
Game Valuation Database – Live daily updates are provided to retail partners who utilize the data to make guaranteed offers to customers who enter the store or shop online.  All games and video game consoles in existence are updated daily with suggested retail and trade values.

•
Store-based Software Application – GTT provides a turnkey software solution, in partnership with our POS (point-of-sale) specialist, Tempus Technologies, that allows retailers to operate a game trading business regardless of the capabilities of their legacy systems.

•
Online Feed / Websites – Certain partners can receive daily feeds of valuation data customized to meet their specifications for the purposes of translating the information into their own format as offered online.  GTT also offers turnkey website development and maintenance providing retailers with an online presence for the purpose of accepting trade-ins.  GTT also operates its own website for the purpose of obtaining video game trade-ins direct from consumers.  The website operates under the Gamers Factory brand and can be found at www.gamersfactory.com.

•
Guaranteed Purchase – Games and consoles valued by GTT’s applications are backed by a guaranteed purchase of the items from the retailer.  Some form of product acquisition is a feature of most service agreements.

Certified Pre-Owned Games, Consoles and Accessories

GTT operates a refurbishment center for the purpose of testing and repairing pre-owned video games, consoles and accessories.  Approximately 97% of all acquired products, either through trade-in or consumer return, are repairable by GTT.  The remaining 3% are actually resold as well, to other refurbishers and retailers with more specialized equipment.

Once the video game products are repaired and/or cleaned to a “like new” and playable condition, they are then shrink-wrapped and stickered according to specifications set by the customer.

Products sold in playable condition that are deemed to be defective are covered with the customer by GTT in different ways depending on the negotiated arrangement.  In some cases there are full return privileges (with full credit for the items).  In other cases GTT provides a defective allowance that is subtracted from each invoice to cover costs incurred by the customer in accepting damaged merchandise.

Vendor Managed Inventory Programs

GTT operates programs in which new and  pre-owned games are shipped directly to stores for retail partners, where sell-through and replenishment are monitored and managed directly.  A wide variety of game titles are available, and are generally supplied from a combination of closeouts and trade-in programs.

Drop Ship Programs and Online Sales

GTT operates drop ship programs where GTT inventory of pre-owned games is offered for sale via a retail partner’s website.  Items purchased by the retail partner’s customer are then drop shipped directly to that customer from our Maryland facility.

GTT also operates eBay and Amazon.com stores and our own website, www.gamersfactory.com , where games, consoles and accessories are sold directly to the consumer.  To date, online sales have accounted for 3% of our total net sales.

Vendors

We currently purchase our products from several national retailers.  The products are consumer-returned items that may not be defective but nonetheless cannot be resold as new in their stores.  We acquire these goods directly from the retailers through their reverse logistics operations, or in some cases through external firms which contract with these retailers.  We acquire products, either defective or new, through video game distributors.  We also acquire products, which include defective retailer returns, direct from publishers.  Our transition strategy calls for a dramatic expansion toward trade-in programs via retail counters, kiosks, and online websites.  We believe that once the general public realizes that they can trade these items and gain significant value in the process, trade-ins will outpace the supply from consumer returns and other sources

Customers

A majority of the population uses video game products in some form.  GTT relies upon the rapid expansion of pre-owned video games and acceptance by consumers in serving retailers, our main customer base.  Growth projections within the industry indicate that demand will continue to exceed supply for the foreseeable future; however, GTT’s challenge will be to work with the right partners to deliver these products.  Unlike new games or other traditional industries, GTT is largely able to set the purchase price for trade-ins, which allows for an orderly market valuation of all games regardless of age, platform or title.  For example, a game that may not have sold well as new for $59.99 may be very popular years later as a pre-owned value at $14.99.  We believe our customers understand this dynamic and are making investments and establishing corporate objectives to expand product/service offerings into pre-owned game trading and sales.

As of December 31, 2009, GTT had approximately 70 customers not including individual consumers who bought directly from our online programs.  A representative sample of our customers includes:

•
Traditional national retailers already in the business of new games or pre-owned games such as GameStop, who is the market leader.  We also are working with several other national retailers primarily to develop trade-in programs to support limited sales efforts either online or in stores.

•	Small businesses with anywhere from one to 20 retail outlets, including Play N Trade, a franchise operation specializing in video game sales, trading and rentals.

•	End consumers who routinely trade in or purchase products directly from GTT via our website or our eBay and Amazon.com stores.

GTT has historically been relatively dependent on sales of its video game products to a small number of accounts.  Approximately 92% of GTT’s net sales for the fiscal year ended December 31, 2009 resulted from sales to 5 customers including GameStop (77%).  Approximately 52% and 74% of GTT’s net sales for 2008 and 2007 resulted from sales to five customers, respectively.

Revenues from sales of specific video game products are recorded when title transfers, which is typically upon shipment to wholesale customers and sale to retail customers.

Due to the nature of our purchasing arrangements and customer base, GTT refurbishes and ships products to its customers without incurring material backlog.

Sales, Marketing and Customer Support

GTT relies on the expertise of a small sales team and the strong relationships that have evolved with most national retailers over a period of more than two decades.  Due to the customized nature of each relationship, an executive level person from the company is assigned to each major account.  With the recent expansion of these accounts and the volume of business, we have added more positions to the management team to retain focus and build each account.  With regard to our smaller customers, we developed a business-to-business website (www.gfib2b.com), allowing us to fully automate normal interactions (ordering, billing and customer service) with existing and potential customers.  GTT is the only company that provides such an automated service in the pre-owned video game industry.

Due to the small group of major retail customers in the industry, GTT’s marketing activities have historically been nominal.  Additional large customers are generally acquired through direct contact and relationships.  We maintain a small budget for internet advertising with respect to our online trade-in programs and our website.  We also rely upon the branding and marketing efforts of our retail partners to supplement our own marketing efforts in the space.

Our personnel provide value-added services to each customer, including specialized knowledge of each customer’s specifications, processes and strategies.  We also provide very detailed support for all of our Amazon, eBay and GTT website customers who order from us directly.  Our customer service ratings on both eBay and Amazon are extremely high, which we believe provides a key point of differentiation from our competition.

Relationship with GameStop

In April 2009, GTT entered into an agreement with GameStop and its affiliates, the largest retailer of pre-owned video games in the world.  It operates more than 6,100 retail stores and provides its customers with an opportunity to trade in their pre-owned video game products in the stores in exchange for store credits which can be applied towards the purchase of other products, primarily new merchandise. GameStop is the industry leader in video game trade-ins, using the inventory to resell to value-oriented customers.

GTT’s agreement with GameStop provides for the sale of “as-is” consumer returns of video game software, accessories, and hardware from certain major national retailers, with the expectation that GTT has title and ownership of the items and has the legal right to sell the items.  The agreement has a term of two years from the effective date.  GTT does not guarantee the working condition of the products; however, in the event that a certain percentage of goods delivered by GTT is physically damaged (2% and 5%, in the case of software and accessories, respectively), GameStop shall have the right to reject such products from GTT.

Competition and Competitive Advantages

The electronic game industry is intensely competitive and subject to rapid changes in consumer preferences and frequent new product introductions.  Continued evolution in the industry, as well as technological migration, is opening up the market to increased competition. We believe that we maintain a competitive advantage in the industry through our strong customer and vendor relationships, our technological leadership and capabilities, and our comprehensive range of product and services offerings.

In terms of direct competition, management believes there are no other companies that provide a similarly broad array of products and services.  There are, however, certain competitors within each segment of our business.

Game Trading and Valuation

GTT is not aware of any competitor who offers game trade-in valuation as a service to retailers in conjunction with guaranteed acquisition of those traded items.  The following entities have valuation models which they utilize to acquire games directly from consumers:

•
Amazon.com – Amazon launched game and movie trading in 2009.  They had actually approached GTT to partner with game trading but a suitable business arrangement could not be reached.  Currently Amazon offers a limited library of game trade-in offers, with valuation driven by pre-owned game retail values on their site.

•
BRE Software – A privately held company based in Fresno, California, BRE has been operating a trade-in valuation database since 1989 for the purpose of acquiring pre-owned games and reselling them, primarily online.  They do not have a presence with respect to retail partnerships.

•
Retailers – Various retailers who operate trade-in programs such as small video rental chains, Hastings Entertainment, TransWorld Entertainment, as well as GameStop, the leader in the space, are technically in competion; however, this is indirect in that trade-ins are primarily limited to a specific retailers customer base rather than a destination based transaction.

Wholesale/Distribution

GTT provides hybrid wholesale and distribution services.  With respect to this business, our competitors are generally non value-added brokers acting on behalf of certain retailers to acquire retail-returned goods or small online retailers who tend to bid sporadically on product loads and then liquidate items they cannot sell online.  We are unaware of any other competitor who processes pre-owned games in large volume and sells either “as-is” or as fully refurbished “retail ready” to major national retailers.  Because our refurbishment operation is a mechanism to produce finished goods, we do not consider outsourced refurbishment operations as competitors.

Online

Competitors include Amazon.com and their associated merchants, various eBay sellers, and a number of smaller online sellers which operate their own websites.

Seasonality

GTT’s business is seasonal because it relies upon retailers and consumers, with the major portion of our sales and operating profits occurring during the first fiscal quarter following the holiday selling season.  Since our supply of video game products depends significantly on consumer and retail returns, these items are most plentiful right after the holiday season in January through March.  Our sales tend to lag by one quarter behind the traditional retail seasonality for this reason.  We have historically generated our highest sales and operating profits during the first quarter of the year.  However, with the expansion of trade-in programs and other sources of supply currently in development, we do not expect this trend to continue.

Regulation

           Our business activities currently are subject to no particular regulation by governmental agencies other than that routinely imposed on corporate businesses, and no such regulation is now anticipated.

Facilities

Our corporate offices and manufacturing and distribution facility are located at 10957 McCormick Road, Hunt Valley, Maryland.  We lease approximately 33,000 square feet of space for our entire operations with approximately 5,000 square feet devoted to office space and 28,000 square feet devoted to warehousing, refurbishment and distribution operations.  Our lease expires in January 2012, and we currently pay approximately $176,000 in annual rent under the lease.  From time to time we enter short term and month to month lease agreements for overflow warehouse space to accommodate spikes in our business.  As of December 31, 2009 no overflow space was leased.  These facilities are adequate for our present business, and are expected to accommodate our needs for the foreseeable future.

On August 15, 2005, GTT guaranteed payments on an operating lease agreement for a retail operation that sold pre-owned video game products direct to the public.  In 2006 this segment of GTT’s business was discontinued; however, GTT remains obligated under the terms of the lease through 2015 unless a termination or sublease arrangement is reached prior.  We currently pay approximately $88,000 in annual rent under the lease.

Employees

As of December 31, 2009, GTT had 68 full-time employees.  GTT has not experienced any work disruptions or stoppages and it considers relations with its employees to be good.  None of its employees are covered by a collective-bargaining agreement.

Legal Proceedings

We are not involved in any pending or threatened legal proceedings.

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Relating to Our Business and Industry

Our limited operating history makes it difficult to evaluate our future business prospects and to make decisions based on of our historical performance.

Although our management team has been engaged in the video game industry for an extended period of time, we did not begin operations of our current business focusing on pre-owned video games until 2003 and we did not restrict operations to our current form until 2007. We have a limited operating history in our current form, which makes it difficult to evaluate our business on the basis of historical operations. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Reliance on our historical results may not be representative of the results we will achieve. Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses. If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Our results of operations have not been consistent, and we may not be able to maintain profitability.

We incurred a net profit of $1,740,498 for the year ended December 31, 2009 and a net profit of $325,499 for the year ended December 31, 2008. Although our revenues grew substantially due to our growth strategy in 2009, there is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will sustain profitability now or in the future. If we incur significant operating losses, our stock price may decline, perhaps significantly.

Our ability to obtain favorable terms from our suppliers may impact our financial results.

Our financial results depend significantly upon the business terms we can obtain from our suppliers, primarily competitive prices and consistent availability.  Because substantially all of our purchases are already cash in advance we do not have risk associated with loss of favorable payment terms.  We currently purchase the majority of our products directly from third party reverse logistics and distribution companies.  We do not have fixed or guaranteed contracts for these purchases.  We also acquire products from consumers via trade-in programs we operate for retail partners.  If our suppliers do not provide us with favorable business terms, we may not be able to offer products to our customers at competitive prices.

If the products that we offer do not reflect our customers’ tastes and preferences, our net sales and profit margins could decrease.

Our success depends in part on our ability to offer products and services that reflect consumers’ tastes and preferences. Consumers’ tastes are subject to frequent, significant and sometimes unpredictable changes. Because the products that we sell typically consist of manufacturers’ and retailers’ excess inventory, we have limited control over the specific products that we offer for sale. If the merchandise we offer for sale fails to satisfy customers’ tastes or respond to changes in customer preferences, our sales could suffer and we could be required to mark down unsold inventory which could depress profit margins. In addition, any failure to offer products and services in line with customers’ preferences could allow competitors to gain market share, which could harm our business, results of operations and financial condition.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

Our sales to our top five customers accounted for approximately 92% and 52% of our net sales for the years ended December 31, 2009 and December 31, 2008, respectively.  Contractual relationships with our major customers do not guarantee sales volumes or longevity.  Consequently, our relationship with these retailers could change at any time.  Our business, results of operations and financial condition could be adversely affected if:

•	we lose any of our significant customers;
•	any of these customers purchase fewer of our product offerings; or
•	we experience any other adverse change in our relationship with any of these customers.

Customer mix shifts significantly from year to year, but a concentration of the business with a few large customers is typical in any given year.  A decline in our net sales could occur if a customer that has been a significant factor in one financial reporting period gives us significantly less business in the following period.

The ability to download video games and play video games on the Internet could lower our sales.

While it is currently only possible to download a limited amount of video game content to the next generation video game systems, at some point in the future this technology may become more prevalent. If advances in technology continue to expand our customers’ ability to access video games and incremental content for their games through these and other sources, our customers may no longer choose to purchase video games for sale in their stores. As a result, net sales and net income could decline.

Restrictions on our ability to take trade-ins of and sell pre-owned video game products could negatively affect our financial condition and results of operations.

Our financial results depend on our ability to take trade-ins of, and sell, pre-owned video game products. Actions by manufacturers or publishers of video game products or governmental authorities to limit our ability to take trade-ins or sell pre-owned video game products could have a negative impact on our sales and earnings.

An adverse trend in sales during the holiday season could impact our financial results.

Our business is seasonal, with our most significant sales and operating profits realized during the first fiscal quarter (post-holiday season), which is when significant volumes of consumer returns become available for purchase.  Should post-holiday sales projections be lowered for retailers, our sales may be impacted.

We have not sought to protect our proprietary knowledge through patents and, as a result, our sales and profitability could be adversely affected to the extent that competing products/services were to capture a significant portion of our target markets.

We have generally not sought patent protection for our products and services, relying instead on our technical know-how and ability to design solutions tailored to our customers’ needs. Our sales and profitability could be adversely affected to the extent that competing products/services were to capture a significant portion of our target markets. To remain competitive, we must continually improve our existing personnel skill sets and capabilities and the provision of the services related thereto. Our success will also depend, in part, on management’s ability to recognize new technologies and services and make arrangements to license in, or acquire such technologies so as to remain always at the leading edge.

We must effectively manage the growth of our operations, or our company will suffer.

Our ability to successfully implement our business plan requires an effective planning and management process.  If funding is available, we intend to increase the scope of our operations and acquire complimentary businesses.  Implementing our business plan will require significant additional funding and resources.  If we grow our operations, we will need to hire additional employees and make significant capital investments.  If we grow our operations, it will place a significant strain on our existing management and resources.  If we grow, we will need to improve our financial and managerial controls and reporting systems and procedures, and we will need to expand, train and manage our workforce.  Any failure to manage any of the foregoing areas efficiently and effectively would cause our business to suffer.

Our results of operations may fluctuate from quarter to quarter, which could affect our business, financial condition and results of operations.

Our results of operations may fluctuate from quarter to quarter depending upon several factors, some of which are beyond our control. These factors include:

•	the availability of consumer returns in the marketplace;
•	the volume of trade-ins provided by consumers to our retail partners; and
•	consumer spending patterns with our retail partners.

These and other factors could affect our business, financial condition and results of operations, and this makes the prediction of our financial results on a quarterly basis difficult. Also, it is possible that our quarterly financial results may be below the expectations of public market analysts.

Our sales and profitability may be affected by changes in economic, business and industry conditions.

If the economic climate in the United States or abroad deteriorates, customers or potential customers could reduce or delay their technology investments.  Reduced or delayed technology investments could decrease our sales and profitability.  In this environment, our customers may experience financial difficulty, cease operations and fail to budget or reduce budgets for the purchase of our products and professional services.  This may lead to longer sales cycles, delays in purchase decisions, payment and collection, and can also result in downward price pressures, causing our sales and profitability to decline.  In addition, general economic uncertainty and general declines in capital spending in the information technology sector make it difficult to predict changes in the purchasing requirements of our customers and the markets we serve.  There are many other factors which could affect our business, including:

•	the introduction and market acceptance of new technologies, products and services;
•	new competitors and new forms of competition;
•	the size and timing of customer orders;
•	the size and timing of capital expenditures by our customers;
•	adverse changes in the credit quality of our customers and suppliers;
•	changes in the pricing policies of, or the introduction of, new products and services by us or our competitors;
•	changes in the terms of our contracts with our customers or suppliers;
•	the availability of products from our suppliers; and
•	variations in product costs and the mix of products sold.

These trends and factors could adversely affect our business, profitability and financial condition and diminish our ability to achieve our strategic objectives.

We face competition from numerous sources and competition may increase, leading to a decline in revenues.

We compete primarily with well-established companies, many of which we believe have greater resources than us.  We believe that barriers to entry are not significant and start-up costs are relatively low, so our competition may increase in the future.  New competitors may be able to launch new businesses similar to ours, and current competitors may replicate our business model, at a relatively low cost.  If competitors with significantly greater resources than ours decide to replicate our business model, they may be able to quickly gain recognition and acceptance of their business methods and products through marketing and promotion.  We may not have the resources to compete effectively with current or future competitors.  If we are unable to effectively compete, we will lose sales to our competitors and our revenues will decline.

We are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer.

If we lose members of our senior management, we may not be able to find appropriate replacements on a timely basis, and our business could be adversely affected.  Our existing operations and continued future development depend to a significant extent upon the performance and active participation of certain key individuals, including Todd Hays, our Chief Executive Officer, and Rodney Hillman, our Chief Operating Officer.  Although we have entered into three-year employment agreements with them, we cannot guarantee that we will be successful in retaining the services of these or other key personnel.  If we were to lose any of these individuals, we may not be able to find appropriate replacements on a timely basis and our financial condition and results of operations could be materially adversely affected.

If our management information systems fail to perform or are inadequate, our ability to manage our business could be disrupted.

We rely on computerized inventory and management systems to coordinate and manage the activities of our refurbishment center, as well as to communicate daily pricing data to retailers and other partners with which we work.  If our inventory or management information systems fail to adequately perform key functions, our business could be adversely affected. In addition, if operations in our refurbishment center were to shut down for a prolonged period of time, our business could suffer.

We may not have sufficient working capital in the long term.

It is likely we may require additional funds in the long term depending upon the growth of our revenues and our business strategy. We can give no assurance that we will be able to obtain sufficient debt or equity capital now or in the future to support our operations.  Should we be unable to raise sufficient debt or equity capital, we could be forced to cease operations.

Risks Related to our Common Stock

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future.  The payment of dividends on our common stock would depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

There is a limited market for our common stock which may make it more difficult to dispose of your stock.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “GTMD.OB.”  There is a limited trading market for our common stock.  Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell shares of our common stock, or the prices at which holders may be able to sell their common stock.

A sale of a substantial number of shares of our common stock may cause the price of the common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall.  These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  Stockholders who have been issued shares in the Transaction will be able to sell their shares pursuant to Rule 144 under the Securities Act of 1933, beginning one year after the stockholders acquired their shares, subject to limitations imposed by the lock-up agreements.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 3a51-1, which establishes the definition of a "penny stock" for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Because certain of our stockholders control a significant number of shares of our common stock, they may have effective control over actions requiring stockholder approval.

Our directors, executive officers and principal stockholders, and their respective affiliates, beneficially own approximately 75.9% of our outstanding shares of common stock. Accordingly, our executive officers, directors and principal stockholders, and their respective affiliates, will have substantial influence on the ability to control the company and the outcome of issues submitted to our stockholders.

We may be required to pay registration default liquidated damages if we cannot fulfill the requirements of the registration rights granted to investors in the private placement.

We are required file a registration statement on or before June 25, 2010 and to have a registration statement covering the shares of common stock declared effective by the SEC on or before October 13, 2010, or if effectiveness of the registration statement is suspended at any time other than pursuant to a suspension notice, for each month during which the registration default remains uncured, we shall be required to pay registration default damages at the rate of 2% of the purchase price, up to a maximum of 12%.   Any payment of liquidated damages could have an adverse effect on our results of operations.

Because the holders of our warrants have cashless exercise rights, we may not receive proceeds from the exercise of the outstanding warrants if the underlying shares are not registered.

The holders of our warrants have cashless exercise rights, which provide them with the ability to receive common stock with a value equal to the appreciation in the stock price over the exercise price of the warrants being exercised. This right is not exercisable if the underlying shares are subject to an effective registration statement and, accordingly, the holders have the cashless registration rights until the effective date of the registration statement and thereafter if the warrants are not subject to a current and effective registration statement beginning 12 months from the closing date. To the extent that the holders of the warrants exercise this right, we will not receive proceeds from such exercise.

Any adjustment in the exercise price could have a depressive effect on our stock price and the market for our stock.

If we are required to adjust the preferred stock conversion price or the warrant exercise price pursuant to any of the adjustment provisions of the agreements relating to the private placement or if we are required to pay liquidated damages, the adjustment or payment, or the perception that an adjustment or payment may be required, may have a depressive effect on both our stock price and the market for our stock.

Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results and stockholders could lose confidence in our financial reporting.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Under the current SEC regulations, we are required to include a management report on internal controls over financial reporting in our annual report on Form 10-K for the year ending December 31, 2009.  Failure to achieve and maintain an effective internal control environment, regardless of whether we are required to maintain such controls, could also cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price. Although we are not aware of anything that would impact our ability to maintain effective internal controls, we have not obtained an independent audit of our internal controls, and, as a result, we are not aware of any deficiencies which would result from such an audit. Further, at such time as we are required to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may incur significant expenses in having our internal controls audited and in implementing any changes which are required.

The Company has not paid dividends in the past and does not expect to pay dividends for the foreseeable future.  Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends on its common stock in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Management’s Discussion and Analysis or Plan of Operation

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, our financial statements (and notes related thereto) and other more detailed financial information appearing elsewhere in this Current Report on Form 8-K. Consequently , y ou should read the following discussion and analysis of our financial condition and results of operations together with such financial statements and other financial data included elsewhere in this Current Report on Form 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report on Form 8-K, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Current Report on Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

On February 25, 2010, we completed a “reverse acquisition” transaction, in which we entered into the Exchange Agreement with Gamers and for certain limited purposes, its stockholders. Pursuant to the Exchange Agreement, the shareholders of Gamers transferred all of the issued and outstanding shares of common stock of Gamers to us in exchange for 7,090,000 newly issued shares of our common stock (the “Transaction”). At the time of the Transaction, our corporate name was City Language Exchange, Inc. Following the merger, we changed our name to Game Trading Technologies, Inc. (the “GTT”) and our trading symbol to “GMTD.OB.” As a result of the Transaction, Gamers became our wholly-owned subsidiary, with Gamers’ former shareholders acquiring a majority of the outstanding shares of our common stock.

In connection with the Transaction, we completed the closing of a private placement for aggregate gross proceeds of $3,900,000 in units, each unit consisting of one share of our series A convertible preferred stock and a warrant to purchase one share of our common stock to accredited and institutional investors pursuant to the terms of a Securities Purchase Agreement, dated as of February 25, 2010.

Gamers buys, repairs, sells and trades pre-owned video games, consoles and accessories. Gamers is headquartered in Hunt Valley, Maryland (approximately 15 miles north of Baltimore), and is focused on developing an array of unique services supported by innovative technologies to buy, repair, sell and trade pre-owned video games, consoles and accessories primarily with national retail partners.

The transactions contemplated by the Exchange Agreement are being accounted for as a “reverse acquisition,” since the shareholders of Gamers own a majority of the outstanding shares of our common stock immediately following the Transaction. Gamers is deemed to be the acquirer in the Transaction and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of Gamers and will be recorded at the historical cost basis of Gamers. Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company.

In connection with the Transaction, we completed the closing of a private placement of $3,900,000 in Units, each Unit consisting of one share of our series A convertible preferred stock and a warrant to purchase one share of our common stock, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Securities Purchase Agreement, dated as of February 25, 2010. Each share of series A convertible preferred stock has a stated value equal to $2.00 per share and is initially convertible at any time into shares of common stock at a conversion price equal to $2.00 per share or an aggregate of 1,950,000 shares of common stock, subject to adjustment under certain circumstances. Each warrant entitles the holder to purchase one share of common stock (equivalent to 100% warrant coverage in respect of the shares underlying both the series A convertible preferred stock) at an exercise price of $2.50 per share through February 25, 2015.

At the closing, buyers that purchased preferred shares with a stated value of at least $150,000 received short-term warrants (each, a "Unit Purchase Option") to purchase, on the same terms as those units sold at the closing, additional Units of preferred shares and warrants equal to 50% of the units they purchased at the closing. In the event that any holder of a Unit Purchase Option does not exercise some or all of such option on or before the 55th day following the closing, any unexercised portion of such Unit Purchase Option will be offered and may be purchased (no later than the 60th day following the closing) by each other holder of a Unit Purchase Option that elects to exercise its Unit Purchase Option in full. The conversion shares underlying the preferred shares receivable upon exercise of a Unit Purchase Option and the warrant shares underlying the warrants receivable upon exercise of a Unit Purchase Option will receive the same registration rights as those securities underlying the investment units issued at closing.

In connection with the private placement, we agreed with investors in the private placement to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of 100% of the shares of common stock underlying the series A convertible preferred stock, and the warrants issued in connection with the private placement within 120 days after the closing of the private placement. We are obligated to maintain the effectiveness of the registration statement from its effective date until all registrable shares covered by the registration statement have been sold, or may be sold without volume or manner of sale restrictions under Rule 144. We also agreed to use our best efforts to have the registration statement declared effective by the SEC as soon as possible, but in any event within 240 days after the closing of the private placement (or 270 days if the registration statement receives a full review by the SEC). In the event the registration statement is not filed with the SEC on or prior to the 120 th day after the closing of the private placement or the registration statement is not declared effective by the SEC on or prior to the 240 th day (or 270 th day, as applicable) after the closing of the private placement, each named selling stockholder will be entitled to receive registration default damages in the amount of 2% of the total purchase price of their securities per month, provided that the aggregate amount of damages may not exceed 12% of the purchase price.

Results of Operation

Fiscal Year Ended December 31, 2009 Compared to Fiscal Year Ended December 31, 2008

Net Sales

Our net sales for the fiscal years ended December 31, 2009 and 2008 were as follows (in thousands):

	Year	Year
	Ended	Ended
	December 31,	December 31,	2008 to 2009
	2009	2008	% Change

Net sales	$36,701	$17,123	114.3%

Net sales in fiscal 2009 increased 114.3% from fiscal 2008. The increase in net sales was due to expanded availability of supply from various channels, an increase in overall consumer demand due to the expanding nature of the pre-owned industry, and a new relationship with GameStop where we provide bulk “as-is” shipments of consumer returns.

Cost of Sales

Our cost of sales for the fiscal years ended December 31, 2009 and 2008 were as follows (in thousands):

	Year	Year
	Ended	Ended
	December 31,	December 31,	2008 to 2009
	2009	2008	% Change

Cost of Sales	$30,684	$13,389	129.2%

Cost of Sales in fiscal 2009 increased 129.2% from fiscal 2008. The increase in cost of sales was due to increased sales volume. Average cost per unit was similar to 2008.

Gross Profit

Gross profit is defined as net sales less cost of sales. Cost of sales consists of product costs, cost of commissions, cost of freight-in, and distribution center labor and overhead costs.

The following table presents net sales, cost of sales and gross profit for fiscal years ended December 31, 2009 and 2008 (in thousands):

	Year Ended December 31,
	2009		2008
		% of		% of	$	%
	Amount	Net Sales	Amount	Net Sales	Change	Change

Net sales	$36,701	100.0%	$17,123	100.0%	$19,578	114.3%
Cost of sales	30,684	83.6%	13,389	78.2%	17,295	129.2%

Gross profit	$6,017	16.4%	$3,734	21.8%	$2,283	61.1%

Gross profit in fiscal 2009 increased 61.1% from fiscal 2008, and gross profit as a percentage of net sales decreased to 16.4% in fiscal 2009 from 21.8% in fiscal 2008. The decrease in gross profit margin was due to a high concentration of sales of lower margin “as-is” product. Gross profit margin was further impacted by a higher cost of sales due to broker fees and other costs associated with obtaining special credit terms with certain vendors.

Operating Expenses

Operating expenses for fiscal years ended December 31, 2009 and 2008 were as follows (in thousands):

	December 31,	% of	December 31,	% of	$	%
	2009	Net Sales	2008	Net Sales	Change	Change

Selling, general and administrative	$3,621	9.9%	$2,651	15.5%	$970	36.6%

Selling, general and administrative expenses consist primarily of salaries and benefits for our executive and administrative personnel, travel expenses, facilities costs and professional services, such as legal and accounting, outbound freight, and bad debt expense. Overall expense increased by 36.6% from 2008 to 2009 due mainly to increased variable costs associated with outbound freight, overflow facility needs, IT requirements, legal services associated mainly with financing initiatives, and travel for servicing new accounts. The decrease in expense as a percent of net sales from 15.5% in 2008 to 9.9% in 2009 is primarily attributable to economies of scale driving lower proportional increases in management and administrative payroll, outbound freight, IT and facilities expenses.

Other Income (Expense)

Other income (expense) for fiscal years ended December 31, 2009 and 2008 were as follows (in thousands):

	December 31,	% of	December 31,	% of	$	%
	2009	Net Sales	2008	Net Sales	Change	Change

Interest expense	$(670)	1.8%	$(602)	3.5%	$(68)	11.3%
Other income	$14	0.0%	$0	0.0%	$14	n/a
Discontinued operations	$0	0.0%	$(145)	1.8%	$145	100.0%

Interest expense in fiscal 2009 increased by 11.3% from the prior year despite a lower overall average debt balance, primarily due to increases in the interest rate on our revolving line of credit. Other income is a minor amount associated with the elimination of retired payables. Discontinued operations represents a previous division of the company that operated retail stores. The operation was discontinued in 2006 with all but one of the existing store leases terminated. We continue to incur costs associated with the lease which is guaranteed through 2015.

Provision for Income Taxes

The Company has not been required to pay income taxes since 2005 due to losses associated with the discontinued retail operation in 2006 and the associated net operating loss carryforwards since 2006.

Liquidity and Capital Resources

Since GTTs’ inception, it has financed operations through video game product sales to customers, debt instruments from institutional investors and existing shareholders, and short-term debt.

As of December 31, 2009, GTT had approximately $641,088 in cash and cash equivalents. We estimate that our existing cash, combined with the proceeds of our recent private placement, will be sufficient to fund current operations. If our plans or assumptions change or prove to be inaccurate, we may be required to seek additional capital through public or private debt or equity financings. If we need to raise additional funds, we may not be able to do so on terms favorable to us, or at all. If we cannot raise sufficient funds on acceptable terms, we may have to curtail our level of expenditures and our rate of expansion.

Operating Activities

The Company generated cash flow from operating activities of $5,290,397 for the year December 31, 2009. This cash flow is primarily attributable to net income of $1,740,498 and a significant increase in accounts payable ($3,597,242).

Investing Activities

The Company generated a deficit in cash flow from investing activities of $69,456 for the year December 31, 2009. This deficit is primarily attributable to acquisition of capital equipment for the purpose of operating the warehouse.

Financing Activities

The Company generated a deficit in cash flow from financing activities of $4,881,250 for the year December 31, 2009. This deficit is primarily attributable to repayment and retirement of various short term and long term debt, including a $5,000,000 revolving line of credit that was paid down to $1,800,000 and converted to a 5-year term note.

Off-Balance Sheet Arrangements

We have not entered into any transactions with unconsolidated entities in which we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Critical Accounting Policies

Cash and Cash Equivalents

The Company periodically maintains cash balances in financial institutions in amounts greater than the federally insured limit of $100,000. Management considers this to be an acceptable business risk.

For the purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair value of Financial Instruments

The Company adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements,” effective January 1, 2009. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There was no impact relating to the adoption of ASC 820 to the Company’s financial statements. ASC 820 also describes three levels of inputs that may be used to measure fair value:

• Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.
• Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
• Level 3: Inputs that are generally unobservable. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

Financial instruments consist principally of cash, prepaid expenses, accounts payable, and accrued liabilities. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Accounts Receivable

The Company extends credit to customers without requiring collateral. The Company uses the allowances method to provide for doubtful accounts based on management’s evaluations of the collectability of accounts receivable. Management’s evaluation is based on the Company’s historical collection experience and a review of past-due amounts. Based on management’s evaluation of collectability, there is a $100,000 allowance for doubtful accounts as of December 31, 2009 and no allowance at December 31, 2008. During the years ended December 31, 2009 and 2008 the Company wrote off $148,957 and $535,096 respectively as uncollectible accounts receivables. The Company determines accounts receivable to be delinquent when greater than 30 days past due. Accounts receivable are written off when it is determined that amounts are uncollectible.

Inventory

Inventory, consisting of goods held for resale, is stated at the lower of cost or market. Cost is determined using the weighted-average method. At December 31, 2009 and 2008, no allowance for the obsolete inventory was deemed necessary based on management’s estimate of the realizability of the inventory.

Property and Equipment

Property and equipment is stated at cost. Depreciation and amortization expense is computed using principally accelerated methods over the estimated useful life of the related assets ranging from 3 to 7 years. When assets are sold or retired, their costs and accumulated depreciation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

The Company recognizes an impairment loss on property and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

Goodwill

Goodwill represents the excess of the purchase price of certain retail locations in Tennessee over the fair market value of the net assets acquired. The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 141 and 142. These standards changed the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of interests accounting and requiring companies to discontinue the amortization of goodwill and certain intangible assets with the indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life are subject to at least an annual review for impairment.

The impairment test for intangible assets consists of comparing the fair value of the intangible assets to its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized. Fair value for goodwill and intangible assets are determined based on discounted cash flows and appraised values.

Impairment of Long-Lived Assets

The Company assesses long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable.

Recoverability of asset groups to be held and used in measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds the fair value of the asset group. The Company evaluated its long-lived assets and no impairment charges were recorded for any of the periods presented.

Revenue Recognition

The Company will recognize revenue when:

- Persuasive evidence of an arrangement exists;
- Shipment has occurred;

- Price is fixed or determinable; and
- Collectability is reasonably assured

The Company closely follows the provisions of Staff Accounting Bulletin No. 104 as described above. The Company had $36,700,731, and $17,122,540 in revenue for the years ended December 31, 2009 and 2008, respectively.

Shipping and Handling Costs

The Company includes its shipping and handling costs in selling, general and administrative expenses. Those costs were $573,660 and $369,663 for the years ended December 31, 2009 and 2008, respectively.

Income Taxes

Under the asset and liability method prescribed under ASC 740, Income Taxes , The Company uses the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a "more-likely-than-not" threshold, the amount recognized in the financial statements is the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. As of December 31, 2009, the Company has had no uncertain tax positions. The Company recognizes interest and penalties, if any, related to uncertain tax positions as general and administrative expenses. The Company currently has no federal or state tax examinations nor has it had any federal or state examinations since its inception. All of the Company's tax years are subject to federal and state tax examination.

Reclassifications

Certain amounts in the prior period financial statements have been reclassified to conform to the current year presentation.

Income (loss) Per Common Share

Basic income (loss) per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. Common equivalent shares are excluded from the computation of net loss per share since their effect is anti-dilutive.

Comprehensive Income (Loss)

The Company adopted ASC 220, formerly Financial Accounting Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during periods covered in the financial statements.

Recent Authoritative Accounting Pronouncements

FASB Accounting Standards Codification
(Accounting Standards Update (“ASU”) 2009-01)

In June 2009, FASB approved the FASB Accounting Standards Codification (“the Codification”) as the single source of authoritative nongovernmental GAAP. All existing accounting standard documents, such as FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force and other related literature, excluding guidance from the Securities and Exchange Commission (“SEC”), have been superseded by the Codification. All other non-grandfathered, non-SEC accounting literature not included in the Codification has become nonauthoritative. The Codification did not change GAAP, but instead introduced a new structure that combines all authoritative standards into a comprehensive, topically organized online database. The Codification is effective for interim or annual periods ending after September 15, 2009, and impacts the Company’s financial statements as all future references to authoritative accounting literature will be referenced in accordance with the Codification. There have been no changes to the content of the Company’s financial statements or disclosures as a result of implementing the Codification during the year ended December 31, 2009.

As a result of the Company’s implementation of the Codification during the quarter ended September 30, 2009, previous references to new accounting standards and literature are no longer applicable. In the current year financial statements, the Company will provide reference to both new and old guidance to assist in understanding the impacts of recently adopted accounting literature, particularly for guidance adopted since the beginning of the current fiscal year but prior to the Codification.

Subsequent Events
(Included in Accounting Standards Codification (“ASC”) 855 “Subsequent Events”, previously SFAS No. 165 “Subsequent Events”)

SFAS No. 165 established general standards of accounting for and disclosure of events that occur after the balance sheet date, but before the financial statements are issued or available to be issued (“subsequent events”). An entity is required to disclose the date through which subsequent events have been evaluated and the basis for that date. For public entities, this is the date the financial statements are issued. SFAS No. 165 does not apply to subsequent events or transactions that are within the scope of other GAAP and did not result in significant changes in the subsequent events reported by the Company. SFAS No. 165 became effective for interim or annual periods ending after June 15, 2009 and did not impact the Company’s financial statements. The Company evaluated for subsequent events through the issuance date of the Company’s financial statements. No recognized or non-recognized subsequent events were noted.

Directors and Executive Officers, Promoters and Control Persons

The names, ages and positions of our directors and executive officers as of February 25, 2010, are as follows:

Name	Age	Position

Todd Hays	43	President, Chief Executive Officer and Director

Rodney Hillman	44	Chief Operating Officer and Director

Thomas Hays	48	Vice President - National Sales

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Todd Hays , our President and Chief Executive Officer and a member of our Board of Directors, founded Gamers in 2003 as a solution to the growing need for wholesale distribution capabilities in the fledgling pre-owned video game industry. Prior to starting Gamers, Mr. Hays was founder, President and Chief Executive Officer of InterAct Accessories, Inc. Founded in 1991 and later sold to Recoton Corporation, InterAct became the world’s largest third-party developer, manufacturer and distributor of peripherals for video game consoles and computers. InterAct was the leader in market share for nine years with a peak of 73% in 1999. Under Mr. Hays’ leadership, the company generated over $1.4 billion in revenue during that time span, while developing GameShark®, one of the most recognizable brands in the industry. Mr. Hays received a B.A. degree in Marketing from Pennsylvania State University.

Rodney Hillman , our Chief Operating Officer and a member of our Board of Directors, has been the Gamers’ Chief Financial Officer and General Manager from 2003 through the present, and prior to that was Vice President of Product Development for InterAct Accessories, Inc. from 1998 through 2003. Mr. Hillman has 12 years prior experience in various management positions, primarily in finance and strategy, with Constellation Energy Group, a multinational energy services firm. Mr. Hillman received a B.S. degree in Electrical and Computer Engineering from The Johns Hopkins University, an M.S. degree in Finance from Loyola College in Baltimore, Maryland, and an M.B.A. degree from the University of Baltimore.

Thomas Hays , our Vice President - National Sales, manages Gamers’ relationships with its retail corporate customers and suppliers from which it procures its inventory and distributes its refurbished products. Prior to Gamers, from 1996 to 2002, Mr. Hays formed and managed Proactive Marketing, a manufacturers’ representative agency which sold PC and videogame software and accessories to Wal-Mart, Hastings Entertainment, Office Max, Office Depot, BJ’s Wholesale Clubs and Micro Center, as well as various distributors in Latin America. Mr. Hays developed his sales background during 13 years working in various sales territories and as a district manager for a division of Alcan Aluminum Corporation. Mr. Hays received a B.A. degree in Business from Towson University, and an M.B.A. degree from the University of Baltimore.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee. Within 60 days of the closing the Transaction, we anticipate that the board of directors will authorize the creation of such committees, in compliance with established corporate governance requirements.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. We intend to compensate non-management directors in the future through an annual grant of stock options to purchase 50,000 shares of common stock pursuant to the 2009 Stock Incentive Compensation Plan and the payment of a cash fee equal to $2,500 for each board meeting attended and $750 for each committee meeting attended.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

Todd Hays is Thomas Hays’ nephew. Other than the Hays’, there are no family relationships among our directors and executive officers.

Legal Proceedings

As of the date of this report, there is no material proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

2009 Stock Incentive Plan

The purpose of our 2009 Stock Incentive Plan (the “2009 Plan”) is to enable us to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with stock options. Stock options granted under the 2009 Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. Pursuant to the 2009 Plan, stock options to purchase an aggregate of 1,500,000 shares of common stock may be granted under the 2009 Plan.

The 2009 Plan will be administered by the compensation committee of the board of directors, or by the board of directors as a whole. The board of directors has the power to determine the terms of any stock options granted under the 2009 Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the 2009 Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 2009 Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the 2009 Plan may not exceed ten years, or five years in the case of 10% owners.

In connection with the Transaction, the Company plans on amending the number of shares reserved for issuance under the 2009 Plan from 1,500,000 shares to 2,500,000 shares.

Executive Compensation

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Chief Executive Officer and our two other highest paid executive officers whose total annual salary and bonus exceeded $100,000 (collectively, our named executive officers) for fiscal year 2009.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Todd Hays	2009	$121,450	-	-	-	-	-	-	$121,450
Chief Executive Officer	2008	$74,100	-	-	-	-	-	-	$74,100

Outstanding Equity Awards at Fiscal Year-End

The Company’s Named Executive Officers did not hold unexercised options or any other stock awards as of the end of our years ended December 31, 2009 and 2008, respectively. As such, the table has been omitted.

On February 25, 2010, in connection with the Transaction, we issued Todd Hays, our chief executive officer, options to purchase 325,000 shares of our common stock with a strike price of $2.25 per share. The option shall vest in equal 1/3 installments on each of the 1 st , 2 nd and 3 rd anniversary of the date of issuance.

Employment Agreements

 We entered into employment agreements with Todd Hays and Rodney Hillman effective at the closing of the Transaction and private placement. The employment agreements require each of the executives to devote all of their time and attention during normal business hours to our business as our Chief Executive Officer and our Chief Operating Officer, respectively. The employment agreements provide that each executive will receive an annual salary of $175,000 and $125,000 per year, respectively. In addition, each executive is entitled to (a) receive a cash bonus in an amount determined by the compensation committee of the board of directors if we meet or exceed certain mutually agreed upon performance goals and (b) participate in our stock option plan.

The employment agreements provide for termination of an executive’s employment without any further obligation on our part upon the death or disability of the executive or for cause. In the event that an executive’s employment is terminated without cause or for good reason, we are obligated to pay such executive his salary for the remainder of the term. Termination for cause means termination as a result of (w) willful and material malfeasance, dishonesty or habitual drug or alcohol abuse by the executive related to or affecting the performance of his duties, (x) continuing and intentional breach, non-performance or non-observance of any of the terms or provisions of the employment agreement, but only after the failure of the executive to cure the breach within ten days of receipt of notice from us, (y) conduct which the board determines could reasonably be expected to have a material adverse effect on us, but only after the failure of the executive to cease such conduct within ten days of receipt of notice from us, or (z) the executive's conviction of a felony, any crime involving moral turpitude related to or affecting the performance of the executive’s duties or any act of fraud, embezzlement, theft or willful breach of fiduciary duty against us. Good reason means (i) material breach of our obligations under the employment agreement, (ii) any decrease in the executive's salary during the term of the executive’s employment (except for decreases that are in conjunction with decreases in executive salaries generally), or (iii) a reduction in their duties or authority inconsistent with the duties and authority of an executive officer. In the event Todd Hays is terminated without cause or not for good reason, the Company shall use its best efforts to remove Mr. Hays from any personal guarantees under financing arrangements on behalf of the Company or its subsidiaries and/or release any pledges made by Mr. Hays of his personal property in connection with financing arrangements on behalf of the Company or its subsidiaries, and, in the event the Company has not caused such guarantees to be removed or pledges to be released within six (6) months after the termination date, the Company shall repay and extinguish the subject financing arrangement.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement and in the event of termination for cause or without good reason, for a period of one year thereafter, (b) prohibiting the executive from disclosing confidential information regarding us, and (c) soliciting our employees, customers and prospective customers during the term of the employment agreement and for a period of one year thereafter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of February 25, 2010, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Name (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (2)

Todd Hays (3)	4,400,000	53.08%

Rodney Hillman	630,000	7.6%

John Hays, Jr.	630,000	7.6%

Thomas Hays	630,000	7.6%

All directors and executive officers as a group (5 persons)	6,290,000	75.87%

5% Shareholders

Evolution Corporate Advisors LLC (4) 623 Fifth Avenue, 32 nd Floor New York, New York 10022	701,250	8.36%

(1)	The address of each person is c/o Game Trading Technologies, Inc., 10957 McCormick Road, Hunt Valley, Maryland 21031 unless otherwise indicated herein.

(2)
The calculation in this column is based upon 8,290,000 shares of common stock outstanding on February 25, 2010. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of February 25, 2010 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Does not include (i) 50,000 shares of common stock into which the series A preferred stock are convertible and (ii) 50,000 shares of common stock into which the warrants are exercisable, which series A preferred shares and warrants were purchased by Mr. Hays in the private placement.  The holders of our series A convertible preferred stock and warrants contractually agreed to restrict their ability to convert the series A preferred stock and exercise the warrants, such that the number of shares of our common stock held by each of them (and their affiliates) after such conversion or exercise does not exceed 9.99% of our then outstanding shares of common stock.

(4)
Included (i) 600,000 shares of common stock held by Evolution Corporate Advisors LLC and (ii) a warrant to purchase 101,250 shares of common stock held by Gregg Smith.  Gregg Smith has sole voting and dispositive power over the shares held by Evolution Corporate Advisors LLC.  The securities held by Evolution Corporate Advisors LLC and Mr. Smith are subject to the terms of the lock-up agreement executed by Mr. Smith in connection with the Transaction.

Certain Relationships and Related Transactions

On December 6, 2007, TW Development LLC, a limited liability company owned by the GTT shareholders, loaned $500,000 to GTT, primarily to accommodate the expansion and other financing needs of GTT, pursuant to a promissory note bearing interest at a rate of 6% per year and initially maturing on April 4, 2008. The note required no monthly principal or interest payments. During 2008, additional funds were advanced by TW Development and the maturity date of the note was extended to December 31, 2009. As of December 31, 2009, the balance of the note was $408,424, including accrued interest. As of February 25, 2010, the balance of the note was $452,424, including accrued interest.

On July 7, 2006, Todd Hays loaned $1,000,000 to GTT pursuant to a promissory note bearing interest at 8.08% and maturing on July 1, 2013. The note required consecutive monthly payments of principal of $3,333.33, plus interest, with a balloon payment of $897,698, plus any other outstanding balances, due on the maturity date. The note was fully paid off and released as of December 31, 2009.

On December 29, 2009, Gamers ended into a Second Amended and Restated Loan Agreement by and among Gamers, Todd S. Hays, Whitney A. Hays and The Columbia Bank (the “Lender”) pursuant to which the Lender agreed to continue to make a loan in the principal amount of $1,800,000 to Gamers in accordance with the terms therein. The loan bears interest at a rate of 8% per annum and matures on December 29, 2014. The principal and interest payments shall be payable in 60 consecutive monthly installments of principal and interest commencing on February 1, 2010 with one final payment of all remaining principal and accrued interest due on December 29, 2014. The loan is secured by all of the assets of Gamers as well as the personal assets of Todd Hays, our chief executive officer.

Todd Hays purchased $100,000 in Units in the private placement on the same terms and conditions as other investors.

Description of Securities

Common Stock

Holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding series A convertible preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights.

Series A Convertible Preferred Stock

Our series A preferred stock is convertible, at the option of the holder, at any time into shares of common stock at a conversion price equal to $2.00 per share, subject to adjustment under certain circumstances, or into an aggregate of 1,950,000 shares of our common stock. The series A preferred stock pays dividends of 5% per year, payable quarterly in arrears, at our option in cash or in additional shares of series A preferred stock or, if the shares underlying the series A preferred stock are registered, common stock. If, at any time after the effectiveness of our registration statement covering such underlying shares, our common stock closes in excess of two times the initial preferred stock conversion price for any 20 out of 30 trading days, then the dividend will be reduced to zero. The series A preferred stock does not have any voting rights, except as required by law. Notwithstanding the foregoing, the holders of series A preferred stock have the exclusive right to select one director (the “series A director”) or if we have not hired a chief financial officer by May 30, 2010, the holders of series A preferred stock will have the exclusive right to select an additional series A director.

The series A preferred stock will automatically convert into shares of our common stock in the event we complete a registered underwritten secondary public offering of at least $10,000,000 in gross proceeds to us at a price per share equal to two times the then preferred stock conversion price, subject to the underlying shares of common stock being fully registered with the SEC and certain customary equity conditions (a “qualified offering”).

The series A preferred stock ranks senior to any future series of preferred stock. Each share of series A preferred stock has a stated value equal to $2.00 per share, and is entitled to receive upon liquidation, in preference to holders of common stock and the holders of any shares of preferred stock, an amount equal to 120% of such stated value, plus any accrued but unpaid dividends.

The preferred stock conversion price is subject to “full ratchet” anti-dilution adjustment for subsequent lower price issuances by us for a period of 36 months from the closing date, as well as customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like. From and after 36 months from the closing date the conversion price is subject to broad-based weighted average anti-dilution adjustment.

The discussion of our series A convertible preferred stock is qualified in its entirety by reference to the Certificate of Designation, fixing the rights, powers and privileges of the series A convertible preferred stock, attached as Exhibit 3.2 to this report.

Warrants

The warrant included in the equity unit is exercisable for a period of five years from the date of issuance at an initial exercise price of $2.50 per share, subject to adjustment under certain circumstances. If the shares of common stock underlying the warrant are not fully registered with the SEC within 12 months after the closing date, the holders may exercise the warrant on a cashless basis. In the event the holders exercise the warrant on a cashless basis, then we will not receive any proceeds.

The warrant exercise price is subject to “full ratchet” anti-dilution adjustment for subsequent lower price issuances by us for a period of 36 months from the closing date, as well as customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like.

Discussion of the warrants issued in the private placement in this report is qualified entirely by reference to the form of warrant attached as Exhibit 4.1 to this report.

Unit Purchase Option

At the closing, buyers that purchased preferred shares with a stated value of at least $150,000 received short-term warrants (each, a "Unit Purchase Option") to purchase, on the same terms as those units sold at the closing, additional Units of preferred shares and warrants equal to 50% of the units they purchased at the closing. In the event that any holder of a Unit Purchase Option does not exercise some or all of such option on or before the 55th day following the closing, any unexercised portion of such Unit Purchase Option will be offered and may be purchased (no later than the 60th day following the closing) by each other holder of a Unit Purchase Option that elects to exercise its Unit Purchase Option in full. The conversion shares underlying the preferred shares receivable upon exercise of a Unit Purchase Option and the warrant shares underlying the warrants receivable upon exercise of a Unit Purchase Option will receive the same registration rights as those securities underlying the investment units issued at closing.

Discussion of the unit purchase option in this report is qualified entirely by reference to the form of unit purchase option attached as Exhibit 4.2 to this report.

Indebtedness

On December 29, 2009, Gamers ended into a Second Amended and Restated Loan Agreement by and among Gamers, Todd S. Hays, Whitney A. Hays and The Columbia Bank (the “Lender”) pursuant to which the Lender agreed to continue to make a loan in the principal amount of $1,800,000 to Gamers in accordance with the terms therein. The loan bears interest at a rate of 8% per annum and matures on December 29, 2014. The principal and interest payments shall be payable in 60 consecutive monthly installments of principal and interest commencing on February 1, 2010 with one final payment of all remaining principal and accrued interest due on December 29, 2014. The loan is secured by all of the assets of Gamers as well as the personal assets of Todd Hays, our chief executive officer.

Discussion of the unit purchase option in this report is qualified entirely by reference to the $1,800,000 Second Amended and Restated Promissory Note Second Amended and Restated Loan Agreement and attached as Exhibits 4.3 and 10.6, respectively, to this report.

Ownership Limitation

The holders of our series A convertible preferred stock and warrants contractually agreed to restrict their ability to convert the series A preferred stock and exercise the warrants, such that the number of shares of our common stock held by each of them (and their affiliates) after such conversion or exercise does not exceed 9.99% of our then outstanding shares of common stock.

Registration Rights

We are obligated to file a registration statement registering the resale of 100% of (i) the common stock issuable upon conversion of the series A convertible preferred stock, and (ii) the common stock issuable upon exercise of the warrants (including the Series A preferred stock and warrants issuable upon exercise of the Unit Purchase Option). If the registration statement is not filed within 120 days from the closing date, or declared effective within 240 days thereafter (270 days if the registration statement receives a full review by the SEC), we are obligated to pay each named selling stockholder registration default damages in the amount of 2% of the total purchase price of their securities per month, provided that the aggregate amount of damages may not exceed 12% of the purchase price.

Trading Information

Our common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board under the trading symbol GTMD.OB.

Upon satisfaction of all necessary initial listing requirements, we intend to apply to list our common stock on the Nasdaq Capital Market or the NYSE Amex. We cannot assure you that we will satisfy the initial listing requirements, or that our shares of common stock will ever be listed on those trading markets.

Our series A convertible preferred stock and warrants are not, and will not be, registered or listed for trading.

Transfer Agent

The transfer agent and registrar for our common stock is Island Stock Transfer, located in St. Petersburg, Florida. We serve as transfer agent for our series A convertible preferred stock and as warrant agent for our warrants.

Holders of Record

 As of February 25, 2010, there were approximately 55 holders of record of our common stock.

Dividends

 We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Indemnification of Directors and Officers

 Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

 In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect on any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless, and only to the extent, that the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expense.

 Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s personal liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Delaware Law provides, however, that a corporation cannot eliminate or limit a director’s liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends; or (iv) for any transaction from which the director derived an improper personal benefit. Furthermore, such provision cannot eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

 Our certificate of incorporation provides that we will indemnify our directors to the fullest extent permitted by Delaware law and may indemnify our officers and any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever.

 Under Delaware law, a corporation may also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

We have entered into separate, but substantively identical, indemnification agreements with each of our directors and named executive officers. The indemnification agreements allow us to indemnify each of them to the fullest extent permitted by Delaware law.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Transaction, we completed the closing of a private placement of $3,900,000 in units (each a “Unit” and collectively, the “Units”), each Unit consisting of one share of our series A convertible preferred stock and a warrant to purchase one share of our common stock, to purchasers that qualified as accredited investors, as defined in Regulation D, pursuant to the terms of a Securities Purchase Agreement, dated as of February 25, 2010. Each share of series A convertible preferred stock has a stated value equal to $2.00 per share and is initially convertible at any time into shares of common stock at a conversion price equal to $2.00 per share or an aggregate of 1,950,000 shares of common stock, subject to adjustment under certain circumstances. Each warrant entitles the holder to purchase one share of common stock (equivalent to 100% warrant coverage in respect of the shares underlying both the series A convertible preferred stock) at an exercise price of $2.50 per share through February 25, 2015.

At the closing, buyers that purchased preferred shares with a stated value of at least $150,000 received short-term warrants (each, a "Unit Purchase Option") to purchase, on the same terms as those units sold at the closing, additional Units of preferred shares and warrants equal to 50% of the units they purchased at the closing. In the event that any holder of a Unit Purchase Option does not exercise some or all of such option on or before the 55th day following the closing, any unexercised portion of such Unit Purchase Option will be offered and may be purchased (no later than the 60th day following the closing) by each other holder of a Unit Purchase Option that elects to exercise its Unit Purchase Option in full. The conversion shares underlying the preferred shares receivable upon exercise of a Unit Purchase Option and the warrant shares underlying the warrants receivable upon exercise of a Unit Purchase Option will receive the same registration rights as those securities underlying the investment units issued at closing.

We received gross proceeds from the private placement of $3,900,000.

Meyers Associates, L.P., a FINRA registered broker-dealer, was engaged as placement agent in connection with the private placement. We paid the placement agent a cash fee in the amount of $80,500 and issued them warrants to purchase 25,000 shares of common stock at $2.50 per share.

Approximately $702,000 of the net proceeds of the private placement was used by us to repay outstanding indebtedness on behalf of GTT, as follows:

•
$452,000 to Allegiance Capital Limited Partnership to prepay in full Gamers’ subordinated debenture issued in July 2006 to Allegiance Capital, which bore interest at 12%, would have matured on July 1, 2011, and required monthly principal and interest amortization.

•
$250,000 to Vision Opportunity Master Fund, Ltd., to prepay in full GTT’s senior secured promissory note, dated December 23, 2009, which bore interest at 8% per annum and would have matured on June 30, 2010.

Approximately $2,550,000 of the net proceeds of the private placement will be used for working capital and general corporate purposes, including amounts required to pay officers’ salaries, ongoing public reporting costs, insurance, office-related expenses (including equipment and supplies), and other corporate expenses. An additional $300,000 of the net proceeds has been allocated to investor and media relations.

The shares of our common stock issued to former holders of GTT common stock in connection with the Transaction, and the shares of our series A convertible preferred stock and warrants issued in the private placement, were exempt from registration under Section 4(2) of the Securities Act as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act of 1933. None of the common stock, series A convertible preferred stock, or warrants, or shares of our common stock underlying such preferred stock, notes and warrants, were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Following the closing of the merger and the private placement, the board approved the grant of stock options to purchase an aggregate of 1,000,000 shares of our common stock.  All securities were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 5.01. Change in Control of Registrant.

Please see Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Please see Item 1.01 (Entry into a Material Definitive Agreement) and Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 26, 2010, we changed our corporate name to Game Trading Technologies, Inc. from City Language Exchange Incorporated and our symbol changed from CLGX.OB to GMTD.OB.  We effected the corporate name change by filing a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

In connection with the Transaction, we amended our by-laws to increase the size of our board of directors to five members.

Item 9.01. Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired

The financial statements of GTT for the years ended December 31, 2009 and December 31, 2008 are incorporated herein by reference to Exhibits 99.1 to this report.

(b)            Pro Forma Financial Information

Our unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2009 is incorporated herein by reference to Exhibit 99.2 to this report, and are based on the historical financial statements of the Company and GTT after giving effect to the Transaction.

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, GTT is considered the accounting acquiror. Because GTT’ shareholders as a group retained or received the larger portion of the voting rights in the combined entity, and GTT’ senior management represents a majority of the senior management of the combined entity, GTT was considered the acquiror for accounting purposes and will account for the Transaction as a reverse acquisition.  The acquisition will be accounted for as the recapitalization of GTT.

Reclassifications have been made to the company’s historical financial statements to conform to GTT’s historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with “Management’s Discussion and Analysis” set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of GTT and the company.  The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the company.

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

2.1
Securities Exchange Agreement, dated as of February 25, 2010, between City Language Exchange Incorporated, GTT Acquisition Corp. and Gamers Factory, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2010 and incorporated herein by reference)

3.1
Certificate of Amendment of Certificate of Incorporation of City Language Exchange Incorporated (changing name to Game Trading Technologies, Inc.). (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2010 and incorporated herein by reference)

3.2
Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Game Trading Technologies, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

3.3	By-laws of Game Trading Technologies, Inc. (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

4.1
Form of Warrant to Purchase Common Stock issued by Game Trading Technologies, Inc. to investors in the February 2010 private placement. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2010 and incorporated herein by reference).

4.2
Form of Unit Purchase Option issued by Game Trading Technologies, Inc. to investors in the February 2010 private placement (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

4.3
$1,800,000 Second Amended and Restated Promissory Note from Gamers Factory, Inc. to the Order of Columbia Bank, dated December 29, 2009 (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

10.1
Form of Securities Purchase Agreement by and among Game Trading Technologies, Inc. and the investors in the February 2010 private placement. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2010 and incorporated herein by reference)

10.2
Performance Milestone Shares Escrow Agreement, dated February 25, 2010, among Game Trading Technologies, Inc. (formerly City Language Exchange, Incorporated),  Vision Capital Advisors, LLC on behalf of the Buyers identified in the Securities Purchase Agreement, Greenberg Traurig, LLP, as escrow agent and Todd Hays, Rodney Hillman, John Hays, Jr., Thomas Hays and Evolution Advisors, LLC (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

10.3
Form of Registration Rights Agreement by and among Game Trading Technologies, Inc. and the investors in the February 2010 private placement (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

10.4
Employment Agreement, dated as of February 25, 2010, between Todd Hays and Game Trading Technologies, Inc. (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

10.5
Employment Agreement, dated as of February 25, 2010, between Rodney Hillman and Game Trading Technologies, Inc. (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

10.6
Second Amended and Restated Loan Agreement, dated December 29, 2010 by and among Gamers Factory, Inc., Todd S. Hays, Whitney A. Hays and The Columbia Bank (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

10.7	Agreement, dated April 24, 2009, by and between SOCOM LLC and Gamers Factory, Inc.* †

21.1	Subsidiaries of Game Trading Technologies, Inc. (filed as Exhibit 21.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2010 and incorporated herein by reference).

99.1
Financial statements of Gamers Factory, Inc. as of and for the years ended December 31, 2009 and December 31, 2008. (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2010 and incorporated herein by reference).

99.2
Unaudited pro forma condensed combined financial statements of Gamers Factory, Inc., as of and for the fiscal year ended December 31, 2009 and unaudited pro forma condensed combined Statement of Operations as of and for the year ended December 31, 2009 and Statement of Operations for the fiscal year ended December 31, 2009. filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2010 and incorporated herein by reference).

    _________________
*           Filed herewith
†           Confidential treatment is requested for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: June 22, 2010	By:	/s/ Todd Hays
Todd Hays
President and Chief Executive Officer